Exhibit 99.1

Cougar Biotechnology Reports First Quarter 2009 Financial Results

LOS ANGELES--(BUSINESS WIRE)--May 11, 2009--Cougar Biotechnology, Inc. (NASDAQ: CGRB), a biotechnology company engaged in the in-license and development of clinical stage cancer drug candidates, today reported its financial results for the first quarter ended March 31, 2009.

First Quarter 2009 Financial Results

For the quarter ended March 31, 2009, Cougar reported a net loss applicable to common stock of $23.3 million, or $1.12 per share, compared to a net loss applicable to common stock of $6.4 million, or $0.31 per share, for the quarter ended March 31, 2008. Total operating expenses for the first quarter of 2009 were $23.5 million, an increase of $15.8 million compared to the first quarter of 2008.

Research and development expenses for the first quarter of 2009 were $20.1 million, compared to $5.9 million for the first quarter of 2008. The increase in research and development expenses in the first quarter of 2009 resulted primarily from costs associated with the Company’s ongoing Phase III trial (COU-AA-301) of CB7630 (abiraterone acetate) in prostate cancer patients who have failed treatment with chemotherapy, and the initiation of a Phase III trial (COU-AA-302) of CB7630 in chemotherapy-naïve prostate cancer patients. Research and development expenses included $1.6 million of non-cash stock-based compensation in the first quarter of 2009 versus a credit of $0.3 million in the first quarter of 2008.

General and administrative expenses for the first quarter of 2009 were $3.3 million, compared to $1.8 million for the first quarter of 2008. The increase in expenses was attributable to higher professional fees related to contract negotiations with clinical sites involved with the Company’s Phase III trials, as well as business development expenses. General and administrative expenses in the first quarter of 2009 included $0.9 million of employee non-cash stock-based compensation expense, which represents an increase of $0.5 million from the first quarter of 2008.

Net cash used in operating activities in the first quarter of 2009 was $15.2 million, compared to $15.4 million in the fourth quarter of 2008. As of March 31, 2009, cash, cash equivalents and investment securities available-for-sale totalled $75.8 million, compared to $91.0 million as of December 31, 2008. The decline from the year-end 2008 balance is largely attributable to expenditures required to advance our drug candidates through clinical trials and the additional infrastructure needed to support our drug development activities.

“During the first quarter of 2009, we achieved several important milestones for the CB7630 program, including obtaining agreement with the U.S. Food and Drug Administration under a Special Protocol Assessment for a Phase III clinical trial of our lead drug candidate CB7630 in chemotherapy-naïve castration-resistant prostate cancer patients, and soon thereafter initiating the COU-AA-302 Phase III trial,” said Alan H. Auerbach, Chief Executive Officer and President. “In addition, we continued to report positive data from the ongoing CB7630 Phase II clinical trials at the 2009 ASCO Genitourinary Cancers Symposium during the quarter.

“We continue to be committed to maintaining our focus on creating shareholder value during 2009 and we look forward to continuing to aggressively advance our clinical program for CB7630. More specifically, we look forward to continuing to progress our two ongoing Phase III trials for CB7630 in prostate cancer and advance our ongoing Phase I/II trial of CB7630 in breast cancer as well. In 2009, we also anticipate reporting Phase I results from the Phase I/II trial of CB3304 in multiple myeloma and potentially initiating the Phase II portion of the trial,” Mr. Auerbach added.

About Cougar Biotechnology

Cougar Biotechnology, Inc. is a Los Angeles-based biotechnology company, established to in-license and develop clinical stage drugs, with a specific focus on the field of oncology. Cougar’s oncology portfolio includes CB7630, a targeted inhibitor of the 17alpha-hydroxylase/c17,20 lyase enzyme, which is currently being tested in Phase III clinical trials in prostate cancer and a Phase I/II trial in breast cancer; CB3304, an inhibitor of microtubule dynamics, which is currently in a Phase I trial in multiple myeloma; and CB1089, an analog of vitamin D, which has been clinically tested in a number of solid tumor types.

Further information about Cougar Biotechnology can be found at www.cougarbiotechnology.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “expects,” “plans,” “believes,” “intends,” and similar words or phrases. These forward-looking statements include, without limitation, statements related to the timing, progress and anticipated results of the clinical development, regulatory processes and the benefits to be derived from Cougar’s drug development programs, including the potential advantages of CB7630 and its potential for use in the treatment of castration- resistant prostate cancer and in second-line treatment settings. Such statements involve risks and uncertainties that could cause Cougar’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in clinical trials, and drug development and commercialization, including the uncertainty of whether results of prior clinical trials of CB7630 will be predictive of results of later stage clinical trials, including COU-AA-301 and COU-AA-302. For a discussion of these and other factors, please refer to Cougar’s annual report on Form 10-K for the year ended December 31, 2008, as well as other subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and Cougar undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

(Tables to Follow)

COUGAR BIOTECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(in thousands, except per share amounts)
			Period from
			May 14, 2003
	Three Months Ended		(date of
	March 31,		inception) to
	2009	2008	March 31, 2009

Operating expenses:
General and administrative	$3,338	$1,755	$26,899
Research and development	20,105	5,907	115,171
Depreciation	74	53	435
Totals	23,517	7,715	142,505
Loss from operations	(23,517)	(7,715)	(142,505)
Other income (expenses):
Interest income	159	1,316	7,313
Interest expense	-	-	(1,312)
Other income (expense)	38	(27)	(1,703)
Net loss	(23,320)	(6,426)	(138,207)
Accretion of dividends on preferred stock	-	-	(1,583)
Accretion of issuance costs on preferred stock	-	-	(445)
Net loss applicable to common stock	$(23,320)	$(6,426)	$(140,235)
Net loss per common share - basic and diluted	$(1.12)	$(0.31)
Weighted-average common shares outstanding - basic and diluted	20,770,336	20,550,882
Comprehensive loss, net of tax:
Net loss	$(23,321)	$(6,427)	$(138,206)
Other comprehensive income - unrealized gain on investment securities	(34)	-	(15)
Total comprehensive loss	$(23,355)	$(6,427)	$(138,221)

COUGAR BIOTECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(in thousands)

		March 31,	December 31,
		2009	2008
Current assets:
Cash and cash equivalents		$48,186	$40,768
Investment securities available-for-sale, at fair value		27,616	50,226
Total assets		79,042	93,823
Total liabilities		18,645	12,687
Total stockholders’ equity		60,397	81,136

CONTACT:
Cougar Biotechnology, Inc.
Alan H. Auerbach, Chief Executive Officer and President
or
Mariann Ohanesian, Director of Investor Relations
+1-310-943-8040
ahauerbach@cougarbiotechnology.com
mohanesian@cougarbiotechnology.com
or
Russo Partners, LLC
David Schull, +1-212-845-4271
David.schull@russopartnersllc.com
or
Andreas Marathovouniotis, +1-212-845-4235
Andreas.marathis@russopartnersllc.com